Exhibit (n)(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Statements” in the Prospectus and “Experts” in the Statement of Additional Information, each dated April 30, 2025, and each included in this Post-Effective Amendment No. 49 to the Registration Statement (Form N-6, No. 33-12789) of Farm Bureau Life Variable Account (Flexible Premium Variable Life Insurance Policy) (the “Registration Statement”).

We also consent to the use of our reports (1) dated April 30, 2025, with respect to the financial statements of each of the subaccounts, within Farm Bureau Life Variable Account, and (2) dated April 30, 2025, with respect to the combined statutory-basis financial statements and supplemental schedules of Farm Bureau Life Insurance Company, as of and for the year ended December 31, 2024, both appearing in form N-VPFS (No. 811-05068) of Farm Bureau Life Variable Account filed with the Securities and Exchange Commission.

/s/ Forvis Mazars LLP

West Des Moines, Iowa

April 30, 2025